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                                                                     EXHIBIT 10h

                             VERIZON COMMUNICATIONS
                         2000 BROAD-BASED INCENTIVE PLAN

         Adopted by the Board of Directors of Bell Atlantic Corporation d/b/a Verizon Communications (the "Company") on August 7, 2000.

         SECTION 1. PURPOSE. The Verizon Communications 2000 Broad-Based Incentive Plan (the "Plan") is intended to provide employees of the Company and its Subsidiaries an opportunity to participate in the growth and success of the Company and to create and enhance incentives for employees to improve the Company's financial performance. The Plan is expected to help the Company and its Subsidiaries attract, retain and motivate employees to work for the success of the Company and its Subsidiaries through broadly-based awards of nonqualified stock options, restricted stock, restricted stock units and other equity-based hypothetical stock units following the creation of Verizon Communications upon the merger of Bell Atlantic Corporation and GTE Corporation.

         SECTION 2. DEFINITIONS. Except where otherwise indicated, the following terms have the definitions set forth below for purposes of the Plan:

                (a) "Agreement" means an agreement entered into between the Company and a Participant or other documentation, in a form determined by the Committee or the Plan Administrator in their discretion, evidencing an Award and setting forth the key terms and conditions applicable to an Award.

                (b) "Award" means an award or grant of an Option, Restricted Stock or Restricted Stock Units to a Participant pursuant to this Plan.

                (c) "Board" means the Board of Directors of the Company.

                (d) "Change in Control" is defined in Appendix A to this Plan.

                (e) "Code" means the Internal Revenue Code of 1986, as amended.

                (f) "Committee" means the Human Resources Committee of the Board of Directors or any successor thereto.

                (g) "Company" means Bell Atlantic Corporation d/b/a Verizon Communications and any successor corporation.

                (h) "Deferral Plan" means a nonqualified plan or program adopted by the Company or any Subsidiary for specified employees to defer the receipt of compensation or income.

                (i) "Designated Beneficiary" means the person or persons named by a Participant, in accordance with rules and guidelines established by the Plan Administrator, to benefit from an Award after the Participant's death.


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                (j) "Eligible Employee" is defined in paragraph 4(a) hereof.

                (k) "Fair Market Value" means the average of the high and low sales prices of shares of Stock traded on the New York Stock Exchange (or any other exchange or reporting system selected by the Committee) on the relevant date, or if there are no sales of shares of Stock reported for that date, on the date or dates that the Committee determines, in its sole discretion, to be appropriate for purposes of valuation.

                (l) "Grant Date" means the date the Committee makes an Award to an Eligible Employee.

                (m) "Option" means a right to purchase a specified number of shares of Stock at a specified exercise price per share during a specified term.

                (n) "Participant" means an Eligible Employee who receives an Award and who, if so required, timely executes the Agreement relating thereto.

                (o) "Plan Administrator" means the Executive Vice President - Human Resources ("EVP HR") of the Company or the officer serving in that capacity, or the designee of the EVP HR or the officer serving in that capacity.

                (p) "Restricted Stock" means shares of Stock that are subject to restrictions on transfer or other restrictions on the incidents of ownership or are subject to a substantial risk of forfeiture.

                (q) "Restricted Stock Unit" means a hypothetical share of Stock, as defined in Section 7 hereof.

                (r) "Section 16 Officer" means an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(f) of the Securities Exchange Commission or any successor rule.

                (s) "Stock" means the $0.10 par value common stock of the Company.

                (t) "Subsidiary" means (i) any corporation, partnership, joint venture or other entity in which the Company holds a direct or indirect ownership or proprietary interest of 50 percent or more, or (ii) any corporation, partnership, joint venture or other entity in which the Company holds an ownership or proprietary interest of less than 50 percent but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of this Plan.

         SECTION 3. ADMINISTRATION.

                (a) In General. The Plan and all Awards made pursuant to the Plan shall be administered by the Committee and the Plan Administrator. The Committee and the Plan Administrator may each delegate some or all their administrative responsibilities under the Plan to one or more persons.


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                (b) Committee. The Committee shall determine the Eligible
Employees to whom Awards will be made under this Plan. Consistent with the terms of this Plan, the Committee shall establish the Grant Dates for Awards, the number of shares of Stock with respect to which Awards are granted, the time at which and the conditions under which Options may be exercised, the time or conditions under which restrictions on the Restricted Stock or Restricted Stock Units will lapse or be satisfied, and such other terms and conditions as it considers appropriate for Awards. These terms will be reflected in an Agreement with respect to each Award.

                (c) Plan Administrator. The Plan Administrator shall have the authority and responsibility, without limitation, to do the following: distribute summary descriptions of the Plan; issue and enter into Agreements on behalf of the Company and its Subsidiaries with respect to Awards; establish, modify and revoke terms, conditions and administrative rules, regulations and guidelines applicable to Awards which are consistent with the terms and conditions established by the Committee; maintain records of Awards made and Awards outstanding; and administer transactions in connection with the exercise of Options, the distribution of Restricted Stock, the payment of Restricted Stock Units or the deferral of gains in such transactions. The Plan Administrator, with the advice of counsel, shall have the right to respond to and decide any claims or appeals under the Plan and to interpret the Plan. In the event of any such appeal, the action of the Plan Administrator shall be final and binding.

                (d) Agreements. Each Award made under the Plan shall be evidenced by an Agreement between the Company and the Participant to whom an Option, Restricted Stock or Restricted Stock Unit is granted, or by such other written documentation as the Committee or the Plan Administrator may approve, reciting (i) the Grant Date, (ii) the number of shares of Stock available upon the exercise of an Option and the exercise price, or the number of shares of Restricted Stock, or the number of shares underlying the Restricted Stock Units, and the restrictions applicable to the Restricted Stock or Restricted Stock Units, and (iii) other key terms and conditions applicable to the Award. The Committee or its designee may condition an Award on an Eligible Employee's execution of the Agreement evidencing the Award and establishing such other terms and conditions as the Board or the Committee in their discretion consider appropriate.

                (e) Liability. Neither the Plan Administrator nor any member of the Committee may be held accountable for any action taken under this Plan in good faith.

         SECTION 4. ELIGIBILITY.

                (a) In General. All employees of either the Company or any Subsidiary shall be eligible to receive Awards under this Plan. All such employees are referred to herein as "Eligible Employees". Eligible Employees shall include full-time and part-time employees, hourly and salaried employees, union and non-union employees, and employees who are on short-term disability or leaves of absence with rights to reinstatement.


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                (b) Directors. No Award may be made under this Plan to any member of the Board of the Company or its Subsidiaries unless such director is also an employee of the Company or any of its Subsidiaries.

                (c) No Grants to Committee. No Award may be made under this Plan to any member of the Committee.

         SECTION 5. STOCK.

                (a) Common Stock. Options may be granted under the Plan for shares of Stock. Restricted Stock may be granted under the Plan for shares of Stock. Restricted Stock Units may be granted under the Plan with respect to and payable in shares of Stock. In the discretion of the Treasurer of the Company, Stock distributed under this Plan may be authorized but unissued shares, treasury shares, or outstanding shares acquired by the Company in the open market or elsewhere.

                (b) Aggregate Share Limitation. The aggregate number of shares of Stock that may be distributed upon the exercise of Options, the lapsing of restrictions on Restricted Stock, and the payment of Restricted Stock Units under this Plan may not exceed 55 million shares. The expiration, forfeiture, cancellation or termination of an Award will not reduce the number of shares which may be distributed under this Plan. For purposes of determining whether the aggregate share limitation of this paragraph has been exceeded, the total number of shares distributed under this Plan shall be reduced by the number of shares a Participant tenders, or has withheld, in payment of all or part of the exercise price of an Option or in satisfaction of withholding tax obligations with respect to an Award.

                (c) Broadly-Based Awards. In the absence of a Plan amendment approved by the shareowners of the Company, (i) during both the term of this Plan and the first three years of such term, at least a majority of the shares of Stock underlying the Awards made under this Plan shall be with respect to Awards made to Eligible Employees who are not Section 16 Officers or directors of the Company; and (ii) the aggregate number of shares of Stock underlying Awards made under this Plan to any Section 16 Officer or director of the Company shall be a number not greater than one percent of the number of shares of Stock of the Company which are issued and outstanding as of the Grant Date.

                (d) Reorganization of the Company. The limitation on the aggregate number of shares that may be distributed or granted under this Plan may be adjusted in accordance with section 9 of the Plan (relating to recapitalizations, etc., of the Company).

         SECTION 6. TERMS AND CONDITIONS OF STOCK OPTIONS. Each Option granted under the Plan will be a nonqualified stock option, and not an incentive stock option as defined in Section 422 of the Code. A Participant will not have any of the rights of a shareholder of the Company by reason of an Option until it is exercised. Each Option will comply with the following conditions:


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                (a) Option Price. The exercise price for each share of Stock covered by an Option will not be less than the Fair Market Value of the Stock on the Grant Date.

                (b) Ten-Year Limitation. No Option may be exercised more than ten years after its Grant Date; provided, however, that the Committee may grant Options that may only be exercised during a period of less than ten years. The Option Agreement must specify the shorter period for any Option that may only be exercised during a period of less than ten years.

                (c) Exercise of Options. The Committee will determine the time at which Options may be exercised and the conditions under which Options may be exercised. Unless otherwise specified in an Agreement, an Option granted under this Plan will become exercisable on June 30, 2003, unless the Option has previously been terminated, forfeited or cancelled. The Agreement will specify any other limitations and restrictions on the exercise of an Option. After becoming exercisable, and subject to these limitations and restrictions, an Option may be exercised in whole or in part for any whole number of shares on any day trading occurs on the New York Stock Exchange until the Option expires or is terminated, cancelled or forfeited. When an Option is exercised, and before shares are transferred to a Participant upon his or her exercise, the Participant must pay the exercise price in full and make adequate provision for the payment of any federal, state, local and foreign withholding taxes that become due on exercise. In the discretion of the Plan Administrator, the exercise price of an Option and the withholding taxes may be paid in cash, with Stock, in any combination of cash and Stock, or by any other means that the Plan Administrator determines to be consistent with the Plan's purposes and applicable law.

                (d) Termination of Employment. Unless otherwise specified in an Agreement, an Option will terminate or will remain exercisable for the following periods and under the following conditions after a Participant terminates employment with the Company and any Subsidiary, retires from the Company and any Subsidiaries, dies or becomes disabled. For purposes of this Plan, a transfer of employment between the Company and a Subsidiary or between Subsidiaries will not be considered a termination of employment or retirement.

                  (i) Voluntary Separation; Termination for Cause. If a Participant's employment is terminated for cause under circumstances not described in paragraph (ii) below, or if Participant quits or otherwise separates from employment with the Company and any Subsidiary under circumstances not described in paragraphs (ii) to (v) below, an Option shall be immediately cancelled and all rights thereunder shall be immediately forfeited, whether or not the Option is then exercisable.

                  (ii) Separation at Retirement. If a Participant Retires under circumstances not described in paragraphs (iii) to (v) below, an Option shall be immediately cancelled and all rights thereunder shall be immediately forfeited to the extent the Option is not then exercisable. If and to the extent an Option is exercisable as of the date a Participant Retires, the Option will remain exercisable until the earlier of (A) five years after the day the Participant Retires from the Company or a Subsidiary, and (B) the expiration of the Option in accordance with paragraph 6(b). For purposes of this Plan, "Retire" means (x) to retire with a right to an immediate normal retirement, early retirement or service pension under the Company-sponsored or Subsidiary-sponsored tax-qualified final average pay defined benefit pension plan (excluding from this definition any cash balance plan) in which the Participant actively participates, or (y) if the


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         Participant does not actively participate in a tax-qualified final average pay defined benefit pension plan, to retire (I) after attaining normal retirement age under the Company-sponsored or Subsidiary-sponsored cash balance plan or nonqualified defined benefit pension plan in which the Participant actively participates, or (II) with a combination of age and years of service (as calculated for retirement-eligibility purposes) that equals or exceeds any of the following combinations:

                       AGE EQUAL TO OR GREATER THAN:               SERVICE EQUAL TO OR GREATER THAN:
                       ----------------------------                --------------------------------
                                  Any age                                      30 years
                                    50                                         25 years
                                    55                                         20 years
                                    60                                         15 years
                                    65                                         10 years

         Other definitions of "Retire" may be specified in an Agreement or in a Participant's written employment contract with the Company or a Subsidiary, or determined in writing by the Plan Administrator.

                  (iii) Involuntary Separation Without Cause. If a Participant's employment with the Company and any Subsidiary is terminated by reason of mandatory retirement or is terminated without cause, such as by reason of a Company-initiated or Subsidiary-initiated, voluntary or involuntary, force management or force reduction program or initiative, an Option shall become immediately vested and exercisable, whether or not previously exercisable, and any such outstanding Option may be exercised until the earlier of (A) five years after the last day the Participant was on the payroll of the Company or a Subsidiary, and (B) the expiration of the Option in accordance with paragraph 6(b). The Committee or the Plan Administrator may determine, on a case-by-case basis and in their discretion, that the sale of a Subsidiary or a business unit that employs a Participant constitutes an involuntary termination without cause for purposes of this paragraph. This paragraph will not apply to a Participant whose employment is terminated for refusal to accept a reassignment that involves no relocation or downgrade.

                  (iv) Disability. If a Participant separates from active employment with the Company and any Subsidiary as a result of total and permanent disability, as defined in the Company-sponsored or Subsidiary-sponsored long-term disability plan that applies to the Participant (or, if a Participant is not covered by a long-term disability plan, as defined in such plan or in such manner as the Plan Administrator determines), an Option shall become immediately vested and exercisable, whether or not previously exercisable, upon the expiration of any short-term disability benefit, and any such outstanding Option may be exercised until the earlier of (A) five years after the last day the Participant was on the payroll of the Company or a Subsidiary or on short-term disability, and (B) the expiration of the Option in accordance with paragraph 6(b).


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                  (v) Death. If a Participant dies while employed by the Company or any Subsidiary, an Option shall become immediately vested and exercisable, whether or not previously exercisable, and any such outstanding Option may be exercised until the earlier of (A) five years after the day the Participant died, and (B) the expiration of the Option in accordance with paragraph 6(b). If a Participant dies while no longer employed by the Company or any Subsidiary, but during an exercise period described in paragraphs (ii) through (iv) above, the Option shall remain exercisable during the remainder of that period. Following a Participant's death, the Option may be exercised by the Participant's Designated Beneficiary or, if the Participant has no Designated Beneficiary, by the person entitled to exercise the Option under the laws of descent and distribution.

Notwithstanding the foregoing, the Committee or the Plan Administrator in their discretion may require a Participant to execute a release satisfactory to the Committee or the Plan Administrator, releasing the Company and any Subsidiaries from employment-related claims, as a condition to the acceleration of exercisability and the extension of the exercise periods under paragraphs (ii) through (iv) above.

                (e) Waiver of Limitations; Acceleration of Options. Upon a Participant's termination of employment, retirement, death or disability, the Committee or its designee in its sole discretion may accelerate the exercisability of any Option or waive the limitations on exercise of an Option contained in paragraph 6(d) when it is in the best interests of the Company and the Subsidiaries to do so. The Committee and its designee may not extend the expiration of an Option beyond the ten-year limitation specified in paragraph 6(b).

                (f) Transferability of Option. Except as provided in this paragraph 6(f), no Option will be transferable. A Participant may name the Designated Beneficiary, in accordance with rules and guidelines established by the Plan Administrator, who may exercise and benefit from an Option after the Participant's death, and upon the death of a Participant the Option will be transferred to the Designated Beneficiary. During a Participant's lifetime, an Option may only be exercised by the Participant or by the Participant's guardian or legal representative.

         SECTION 7. TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS.

                (a) General Provisions. Each Restricted Stock Unit granted under the Plan represents a hypothetical share of Stock. The value of a Restricted Stock Unit on any date equals the closing price as of such date of the Company's Stock on the New York Stock Exchange (or any other market or exchange selected by the Committee). A Restricted Stock Unit does not represent an equity interest in the Company and carries no voting rights.

                (b) Restrictions. The Committee shall establish restrictions with respect to each Award of Restricted Stock Units, which may be satisfied with the passage of time, the continuation of a Participant's employment by the Company or a Subsidiary, the financial performance of the Company or any Subsidiary or business, or such other terms or conditions as the Committee in its discretion determines to be appropriate. The restrictions will be specified in the Restricted Stock Units Agreement. Upon the satisfaction or lapse of the applicable restrictions, a Participant will be entitled to receive payment with respect to the Restricted Stock Units, unless the Participant has made a valid deferral election pursuant to paragraph 8. If the restrictions of an Award of Restricted Stock Units are not satisfied within the time period


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specified in the Agreement, the Restricted Stock Units will expire and the
Participant's rights thereunder will be forfeited. No Restricted Stock Unit may have a term of more than ten years.

                (c) Dividends. A Dividend Equivalent Unit shall be added to each outstanding Restricted Stock Unit each time a dividend is paid on shares of Stock with respect to each Restricted Stock Unit that had been granted to a Participant as of the dividend's record date. The Dividend Equivalent Unit will be equal in value to the dividend on a share of Stock, will be converted into Restricted Stock Units or fractions thereof, based on the Fair Market Value of the Stock on the dividend payment date, and will be added to the Participant's Restricted Stock Unit balance.

                (d) Payments. All payments with respect to Restricted Stock Units, either upon satisfaction or lapse of the applicable restrictions or at the end of a deferral period, will be made in shares of Stock, with one share of Stock distributed to the Participant with respect to each Restricted Stock Unit, except for fractional Units, which will be paid in cash. Before the shares of Stock are transferred to a Participant, the Participant must make adequate provision for the payment of any federal, state, local and foreign withholding taxes that are due. In the discretion of the Plan Administrator, withholding taxes may be paid in cash, with Stock, in any combination of cash and Stock, or by any other means that the Plan Administrator determines to be consistent with the Plan's purposes and applicable law.

                (e) Termination of Employment, Retirement, Death or Disability. The Committee shall establish terms and conditions regarding the forfeiture or continuation of Restricted Stock Units, or the satisfaction or lapse of the restrictions with respect to Restricted Stock Units, after a Participant terminates employment with the Company and any Subsidiaries, retires from the Company and any Subsidiaries, dies or becomes disabled. Such conditions shall be specified in the Restricted Stock Units Agreement. Upon a Participant's termination of employment, retirement, death or disability, the Committee or its designee in its sole discretion may determine that the restrictions have been satisfied or waive the restrictions on Restricted Stock Units when it is in the best interests of the Company and the Subsidiaries to do so. The Committee and its designee may not extend the term of a Restricted Stock Unit beyond the ten-year limitation specified in paragraph 7(b).

                (f) Transferability of Restricted Stock Units. Except as provided in this paragraph 7(f), no Restricted Stock Unit will be transferable. A Participant may name the Designated Beneficiary, in accordance with rules and guidelines established by the Plan Administrator, who may benefit from Restricted Stock Units after the Participant's death, and upon the death of a Participant the Restricted Stock Units will be transferred and any payments will be made to the Designated Beneficiary.


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         SECTION 8. DEFERRAL FEATURE. The Committee may provide a deferral feature with respect to any Award. If an Award has a deferral feature, the Participant may elect, pursuant to terms of a Deferral Plan then available to the Participant and procedures adopted by the Plan Administrator, to defer (i) the gain on exercise of an Option or (ii) the distribution of the shares of Stock underlying an Award of Restricted Stock or Restricted Stock Units that otherwise would be issued upon satisfaction or lapse of the applicable restrictions. Dividend Equivalent Units (or other earnings units) will be credited with respect to Restricted Stock Units (or other equity-based hypothetical units) during the deferral period, but will not be payable to the Participant until the end of the deferral period.

         SECTION 9. CORPORATE TRANSACTIONS.

                (a) Adjustments in Stock. The Committee will determine what adjustments, if any, are appropriate by reason of a stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, repurchase or exchange of shares, distribution to shareholders, split-up, spin-off, significant distribution of assets, or other similar corporate change to avoid any dilution or enlargement in the rights or benefits intended to be made available under this Plan. The Committee may make adjustments in (i) the aggregate number and type of securities underlying the Awards that may be made under this Plan, (ii) the number and type of securities underlying outstanding Awards, and (iii) the exercise price of options or the price of any restricted stock, restricted stock units or other equity-based hypothetical stock units.

                (b) Change in Control. In the event of a Change in Control, all outstanding Options will become immediately vested and exercisable, any time- or service-related restrictions or conditions on Restricted Stock or Restricted Stock Units will be deemed to be immediately satisfied, and any performance-related restrictions or conditions on Restricted Stock and Restricted Stock Units for current and future periods will be deemed to have been satisfied and the restrictions will thereupon lapse. In the event of a Change in Control by merger or acquisition, subject to any required action by the Company's shareowners, a Participant shall be entitled to receive, upon exercise of an Option or satisfaction or lapse (including the deemed satisfaction or lapse) of any restriction on Restricted Stock or Restricted Stock Units, the same per share consideration with respect to the Stock underlying the Award on the same terms that an owner of Stock is entitled to receive pursuant to the merger or acquisition.

         SECTION 10. AMENDMENT AND TERMINATION. To the extent permitted by law, the Committee or the Board may amend or suspend, and the Board may terminate, this Plan. Unless a Participant consents to an amendment, suspension or termination of the Plan which is adopted by the Committee or the Board, no amendment, suspension or termination of the Plan will adversely affect the rights of a Participant with respect to any Award made to the Participant, provided, however, that the Committee or the Board may amend the definition of "Change in Control" before a Change in Control has occurred. The termination of the Plan will not cause any previously granted Award to terminate. After the termination of the Plan, any previously granted Award will continue to be governed by the terms of the Plan prior to its termination and any applicable Agreement. Moreover, without approval of the owners of a majority of the shares of the Stock voting either in person or by proxy at a duly convened meeting of the Company's shareowners, no amendment to the Plan may (i) cause or permit a majority of the shares of Stock underlying the Awards made under this Plan to be shares of Stock underlying Awards made to Section 16 Officers or directors of the Company, or (ii) cause or permit the aggregate number of


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shares of Stock underlying Awards granted to any Section 16 Officer or director of the Company to be greater than one percent of the number of shares of Stock of the Company which are issued and outstanding as of the Grant Date. The Plan Administrator may make administrative modifications to the Plan to comply with changes in applicable law or to ensure effective and consistent administration of the Plan; provided, however, that the Plan Administrator shall not amend the Plan in any manner that materially alters the amount of any benefit provided under the Plan. The EVP HR, with the advice of counsel, has the authority to amend the Plan or to modify the administration of the Plan to the extent required to ensure that transactions under the Plan are exempt to the maximum extent possible from the short-swing profit provisions of Section 16(b) of the Securities Exchange Act of 1934.

         SECTION 11. EFFECTIVE DATE. Pursuant to action of the Board of Directors, the effective date of this Plan is August 7, 2000. No Awards may be made under the Plan following the tenth anniversary of the effective date, but any Awards then outstanding shall continue in effect in accordance with the terms of this Plan and the applicable Agreements.

         SECTION 12. MISCELLANEOUS PROVISIONS.

                (a) No Right to Employment. No Award shall give a Participant a right to continued employment by the Company or any Subsidiary or otherwise interfere with the Company's or any Subsidiary's right to discharge a Participant, whether or not for cause.

                (b) Tax Withholding from Wages. If a Participant fails to remit to the Company, in cash or Stock, the required amount of tax withholding with respect to an Option exercise or the lapse of restrictions with respect to Restricted Stock or Restricted Stock Units, the Company and any Subsidiary may withhold such required amount from the Participant's pay or from other amounts the Company or any Subsidiary owes to the Participant.

                (c) Nature of Payments. All Awards made pursuant to this Plan are in consideration of future services for the Corporation or Subsidiaries. Any gain realized pursuant to an Award constitutes a special incentive payment and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary, except as may be determined by the Board or by the board of directors of the applicable Subsidiary.

                (d) Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

                (e) Governing Law. This Plan shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.


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                                   APPENDIX A
                         "CHANGE IN CONTROL" DEFINITION


         (a) For purposes of the Plan, and except as provided in paragraph (b) hereof, a Change in Control shall occur if:

                  (i) any Person becomes a beneficial owner (as determined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), or has the right to acquire beneficial ownership within 60 days, through tender offer or otherwise, of shares of one or more classes of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding voting stock;

                  (ii) the Company and any Person consummate a merger, consolidation, reorganization or other business combination ("Business Combination"); or

                  (iii) the Incumbent Board adopts resolutions authorizing the liquidation or dissolution, or sale to any Person of all or substantially all of the assets, of the Company.

         (b) Notwithstanding the provisions of paragraph (a) hereof, a Change in Control shall not occur if:

                  (i) the Company's voting stock outstanding immediately before the consummation of the transaction will represent no less than 45% of the combined voting power entitled to vote for the election of directors of the surviving parent corporation immediately following the consummation of the transaction;

                  (ii) members of the Incumbent Board will constitute at least one-half of the board of directors of the surviving parent corporation;

                  (iii) the Chief Executive Officer or co-Chief Executive Officer of the Company will be the chief executive officer or co-chief executive officer of the surviving parent corporation; and

                  (iv) the headquarters of the surviving parent corporation will be located in New York, New York.

         (c) For purposes of this definition of Change in Control,

                  (i) "Person" means any corporation, partnership, firm, joint venture, association, individual, trust or other entity but does not include the Company or any of its wholly-owned or majority-owned subsidiaries, employee benefit plans or related trusts.

                  (ii) "Incumbent Board" means those persons who either (A) have been members of the Board of Directors of the Company since June 30, 2000, or (B) are new directors whose election by the Board of Directors or nomination for election by the shareowners of the Company was approved by a vote of at least three-fourths of the members of the Incumbent Board then in office who either were directors described in clause (A) hereof or whose election or nomination for election was previously so approved, but shall not include any director elected as a result of an actual or threatened solicitation of proxies by any Person.



                                       ii